Exhibit 3.5

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

ARTICLE 1.

Shareholders.

SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held at the principal office of the corporation in Akron, Summit County, Ohio, but the shareholders or the Board of Directors shall have authority to provide for the holding of meetings of shareholders elsewhere within or without the State of Ohio. Any action of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date and at such time as determined by the Board of Directors1, at which time there shall be elected in accordance with the laws of the State of Ohio, a Board of Directors to serve for one (1) year and until their successors are elected and qualified.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called and held as provided by law.

SECTION 4. NOTICE OF MEETINGS. Except for actions taken without meetings, a notice, as required by law, of each regular or special meeting of shareholders shall be given in writing by the President or a Vice President, or the Secretary, or an Assistant Secretary, not less than seven (7) days before the meeting.

SECTION 5. QUORUM. The shareholders present in person or by proxy at any meeting shall constitute a quorum.

SECTION 6. ORGANIZATION. The Chairman of the Board, or in his absence, the President, shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board and the President, one of the Vice Presidents shall preside and shall have all the powers herein conferred upon the Chairman of the Board or President when acting as presiding officer of the meeting. The Secretary of the corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meetings of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

[1]	Revised by resolution on 6-14-13.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

SECTION 7. ORDER OF BUSINESS. At all shareholders’ meetings the order of business shall be as established from time to time by the Board of Directors.

ARTICLE II.

Board of Directors.

SECTION 1. NUMBER. The Board of Directors shall be composed of such number of persons, not less than three (3) as shall be determined from time to time by the Directors. The Directors in office may fill any vacancy created by an increase in the number of Directors or otherwise.

SECTION 2. TIME AND PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time fix.

SECTION 3. CALL AND NOTICE OF MEETING. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or any Vice President or any two members of the Board. The Board shall decide what notice shall be given and the length of time prior to the meeting that such notice shall be given. Any meeting at which a majority of the Directors then in office are present shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting.

SECTION 4. QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, and if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 5. ACTIONS AT MEETINGS. The affirmative vote of a majority present at a meeting at which a quorum is present shall constitute the valid action of the Board of Directors. Meetings of Directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting through such device shall constitute presence at such meeting. Any action of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors then in office, which writing or writings shall be filed with or entered upon the records of the corporation.

SECTION 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify each official against all expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any action by or in the right of the corporation to procure a judgment in its favor, or in connection with any appeal therein, to which he is made or threatened to be made a party by reason of being or having been an official, except in relation to matters as to which he is adjudged by the express terms of a judgment rendered on the final determination of the merits in such action to be liable for negligence or misconduct in the performance of his duty to the corporation. Such indemnification shall not include amounts paid to the corporation by judgment or in settling or otherwise disposing of a pending or threatened action.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

The corporation shall Indemnify each official made or threatened to be made a party to any action, (other than one by or in the right of the corporation to procure a judgment in its favor but including any action by or in the right of a related corporation) by reason of being or having been an official, against all judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually and necessarily incurred by him as a result of such action, or any appeal therein, if he acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that this conduct was unlawful. The termination of any such action by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such official did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

If an official has been wholly successful, on the merits or otherwise, in the defense of an action of the character described in the first two paragraphs of this Section 6, he shall he entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence (and unless otherwise ordered by a court) any indemnification under such paragraphs shall he made by the corporation, if and only if authorized in the specific case:

(1)	By the Board of Directors acting by a quorum consisting of Directors who are not parties to such action or who were wholly successful in such action on the merits or otherwise, upon a finding that the official seeking indemnification under the first paragraph of this Section 6 has not been negligent or guilty of misconduct in the performance of his duty to the corporation as charged in the action, or if seeking indemnification under the second paragraph of this Section 6, has met the standard of conduct set forth in such paragraph, or,

(2)	If such a quorum is not obtainable with due diligence;

(a)	By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 6, as the case may be, or

(b)	By a committee, appointed by the Board of Directors, of two or more shareholders who are not Directors, officers or employees of the corporation, upon a finding that such official has not been negligent or guilty of misconduct or has met the standard of conduct set forth in the second paragraph of this Section 6, as the case may be.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

For purposes of this Section 6, (1) a “related corporation” shall mean any corporation in which the corporation owns or owned shares or of which it is or was a creditor, (2) “official” shall mean a Director, officer, former Director, or former officer of the corporation or any person who serves or has served at its request as a director or officer of a related corporation, and (3) “action” shall mean any civil or criminal action, suit or proceeding.

Nothing in this Section 6 shall limit the power of the corporation to indemnify or agree to indemnify any person not covered by this Section 6 under these provisions or to indemnify or agree to indemnify any person in any case not provided for herein.

The provisions of this Section 6 shall be in addition to any rights to, or eligibility for, indemnification to which any person concerned may otherwise be or become entitled by agreement, provision of the Articles of Incorporation, vote of shareholders, court order or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of each such person.

The provisions of this Section 6 shall apply in respect of all alleged or actual causes of action or offenses accrued or occurring before, on or after its adoption.

ARTICLE III.

Committees.

SECTION 5. COMMITTEES. The Board of Directors may from time to time by resolution create a committee or committees of the Board and may delegate to such committee or committees such powers as the Board may from time to time deem advisable.

ARTICLE IV.

Officers.

SECTION 1. NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. Any two or more of the offices may be held by the same persons, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged, or verified by two or more officers.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

SECTION 2. OTHER OFFICERS. The Board of Directors is authorized in its discretion to establish the office of Chairman of the Board, and shall have the further power to provide for such other officers and agents as it shall deem necessary from time to time and may dispense with any of said offices and agencies at any time.

SECTION 3. ELECTION, TERM AND REMOVAL. At the first meeting of the Board of Directors after their election annually, the Board shall elect all officers of the corporation, none of whom shall be required to be a member of the Board, except the Chairman of the Board if that office be established. All officers of the corporation shall hold their offices during the pleasure of the Board, or until their successor or successors are elected and qualified, and the Board may remove or suspend any officer at any time, without notice, by the affirmative vote of a majority of the Board.

SECTION 4. VACANCIES AND ABSENCE. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the corporation or for any reason that the Board of Directors may determine as sufficient, the said Board may delegate the powers and duties of such officer to any other officer or to any Director, except where otherwise provided by these regulations or by statute, for the time being.

ARTICLE V.

Duties of Officers.

SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors (in case the Board provides such office) shall preside at all meetings of the Board, appoint all special or other committees (unless otherwise ordered by the Board) and shall perform such other duties as may be delegated to him from time to time by the Board.

SECTION 2. PRESIDENT. The President shall perform such duties and have such powers as are assigned to or vested in him by the Board of Directors.

SECTION 3. VICE PRESIDENTS. The Vice Presidents shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board. The Board may designate one of the Vice Presidents to perform the duties and have the powers of the President in case of the absence of the latter from his office, and during such absence the Vice President so designated shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting President.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

SECTION 4. SECRETARY. The Secretary shall keep a record of all proceedings of the Board of Directors and of all meetings of shareholders, and shall perform such other duties as may be required of him by the shareholders or the Board of Directors.

SECTION 5. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary or by the Board of Directors. The Board of Directors shall designate one of the Assistant Secretaries to be acting Secretary during the absence or disability of the Secretary.

SECTION 6. TREASURER. The Treasurer shall have charge of the funds and accounts of the corporation. He shall keep proper books of account showing all receipts, expenditures and disbursements of the corporation, with vouchers in support thereof. He shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the corporation, and submit detailed statements of his receipts and disbursements; he shall perform such other duties as shall be assigned to him from time to time by the Board of Directors.

SECTION 7. ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer or by the Board of Directors. The Board of Directors shall designate one of the Assistant Treasurers to be acting Treasurer during the absence or disability of the Treasurer.

ARTICLE VI.

Certificates for Shares of Stock.

SECTION 1. MUTILATED AND LOST CERTIFICATES. If any certificate for shares of the corporation becomes worn, defaced or mutilated, the Board of Directors upon production or surrender thereof may order the same cancelled, and a new certificate issued in lieu thereof. If any certificate for shares be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

ARTICLE VII.

Seal.

SECTION 1. FORM. The seal of the corporation shall be circular in form and bearing the words “Aerojet Rocketdyne, Inc., Seal.”

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

ARTICLE VIII.

Amendments.

SECTION 1. AMENDMENTS. These regulations, or any of them, may be altered, amended, added to or repealed as provided by law and the Articles of Incorporation.

ARTICLE IX.

Emergency Powers.

SECTION 1. DEFINITION. “An emergency” shall exist when the governor, or any other person lawfully exercising the power and discharging the duties of the office of governor, proclaims that an attack on the United States or any nuclear, atomic, or other disaster has caused an emergency for corporations, and such an emergency shall continue until terminated by proclamation of the governor or any other person lawfully exercising the powers and discharging the duties of the office of governor.

SECTION 2. DIRECTORS. In the event of an emergency, meetings of the Board of Directors may be called by any Director or officer. Notice of the time and place of each such meeting of the Directors shall be given only to such of the Directors as it may be feasible to reach at the time and by such means, written or oral, as may be feasible at the time, including publication, radio, or other forms of mass communication. The Director or Directors present at any meeting of the Directors shall constitute a quorum for such meeting, and such Director or Directors may appoint one or more of the officers of the Corporation Directors for such meeting. In the event that none of the Directors attends a meeting of the Directors, which has been duly called and notice of which has been duly given, the officers of the Corporation who are present, not exceeding three, in order of rank, shall be Directors for such meeting; provided, however, such officers may appoint one or more of the other officers of the Corporation Directors for such meeting.

SECTION 3. OFFICERS. During such period of emergency if the President dies, is missing, or for any reason is temporarily or permanently incapable of discharging the duties of his office, then, until such time as the Directors shall otherwise order, the next ranking officer who is available shall assume the duties and authority of the office of such deceased, missing or incapacitated President. The offices of Secretary and Treasurer shall be deemed to be of equal rank, and within the same office or as between the offices of Secretary and Treasurer, rank shall be determined by seniority of the first election to the office, or if two or more persons shall have been first elected to such office at the same time, by seniority in age.

AMENDED AND RESTATED

CODE OF REGULATIONS OF

AEROJET ROCKETDYNE, INC.

SECTION 4. CONFLICTING PROVISIONS OF CODE, ARTICLES OR REGULATIONS. The emergency powers in this Article IX shall be effective during an emergency notwithstanding any different provisions in §1701.01 to §1701.98, inclusive, of the Revised Code of Ohio, and notwithstanding any different provisions of the Articles of Incorporation or Code of Regulations which are not expressly stated to be operative during an emergency.

SECTION 5. FURTHER AUTHORIZATION TO DIRECTORS. The Directors further are authorized to adopt either before or during an emergency, emergency by-laws subject to repeal or change by actions of the shareholders, which shall be operative during, but only during, an emergency notwithstanding any different provisions elsewhere in §1701.01 to §1701.98, inclusive, of the Revised Code of Ohio and notwithstanding any different provisions in the Articles of Incorporation or Code of Regulations which are not expressly stated to be operative during an emergency. The emergency by-laws which may be adopted by the Directors under this Section 5 may make any provision which is consistent with emergency regulations of the preceding sections of this Article IX and which may be made by emergency regulations, as provided in the Revised Code of Ohio.